                                                                     EXHIBIT 3.1


                      ARTICLES OF AMENDMENT TO THE CHARTER
                                       OF
                                EQUITY INNS, INC
________________________________________________________________________________
To the Secretary of State of the State of Tennessee:

         Pursuant to the provisions of Section 48-20-106 of the Tennessee Business Corporation Act, the undersigned Tennessee corporation adopts the following amendment to its charter.

         1.      The name of the corporation is Equity Inns, Inc.

         2. The text of the amendment adopted is in the form attached hereto as Exhibit A.

         3. The amendments do not provide for the exchange, reclassification or cancellation of existing shares.

         4. The amendment was duly adopted by the board of directors of the corporation on March 11, 1996 and by the shareholders of the corporation on May 7, 1996.

         5. The amendment is to be effective when these articles of amendment are filed by the Secretary of State of the State of Tennessee.


Dated this the 8th day of May, 1996



                                       EQUITY INNS, INC.


                                       By:  /s/ Howard A. Silver
                                          ----------------------------
                                            Howard A. Silver

                                       Title: Vice President of Finance,
                                                Secretary, Treasurer and
                                                Chief Financial Officer

                                   EXHIBIT A


                            AMENDMENTS TO ARTICLE 14
                               OF THE CHARTER OF
                       EQUITY INNS, INC. (THE "COMPANY")

         The Charter of the Company shall be amended in the following manner:

         (1) By deleting sections (a) through (h) of Article 14 and by inserting in lieu thereof the following:

                          (a)  Restrictions on Transfer.

                          (1) Definitions. The following terms shall have the following meanings:

                                  "Beneficial Ownership" shall mean ownership
                          of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 544 of the Code, as modified by Section 856(h)(1)(B) of the Code. The terms "Beneficial Owner," "Beneficially Owns," and "Beneficially Owned" shall have correlative meanings.

                                  "Beneficiary" shall mean, with respect to any
                          Trust, one or more organizations described in each of
                          Section 170(b)(1)(A) (other than clauses (vii) or
                          (viii) thereof) and Section 170(c)(2) of the Code that are named by the Corporation as the beneficiary or beneficiaries of such Trust, in accordance with the provisions of Section 14(b)(1) hereof.

                                  "Board of Directors" shall mean the Board of
                          Directors of the Corporation.

                                  "Code" shall mean the Internal Revenue Code
                          of 1986, as amended from time to time.

                                  "Constructive Ownership" shall mean ownership
                          of shares of Equity Stock by a Person who would be treated as an owner of such shares of Equity Stock either directly or indirectly through the application of Section 318 of the Code, as modified by Section 856(d)(5) of the Code. The terms "Constructive Owner," "Constructively Owns," and "Constructively Owned" shall have correlative meanings.

                                  "Equity Stock" shall mean Preferred Stock and
                          Common Stock of the Corporation. The term "Equity Stock" shall include all shares of Preferred Stock and Common Stock of the Corporation that are held as Shares-in-Trust in accordance with the provisions of
                          Section 14(b) hereof.

                                  "Market Price" on any date shall mean the
                          average of the Closing Price for the five consecutive Trading Days ending on such date. The "Closing Price" on any date shall mean the





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                          last sale price, regular way, or, in case no such
                          sale takes place on such day, the average of the closing bid and asked prices, regular way, in either case as reported in the principal consolidated transaction reporting system with respect to securities listed or admitted to trading on the New York Stock Exchange or, if the shares of Equity Stock are not listed or admitted to trading on the New York Stock Exchange, as reported in the principal consolidated transaction reporting system with respect to securities listed on the principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, the last quoted price, or if not so quoted, the average of the high bid and low asked prices in the over-the-counter market, as reported by the National Association of Securities Dealers, Inc. Automated Quotation System or, if such system is no longer in use, the principal other automated quotations system that may then be in use or, if the shares of Equity Stock are not quoted by any such organization, the average of the closing bid and asked prices as furnished by a professional market maker making a market in the shares of Equity Stock and selected by the Board of Directors.

                                  "Non-Transfer Event" shall mean an event
                          other than a purported Transfer that would cause any Person to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, including, but not limited to, the granting of any option or entering into any agreement for the sale, transfer or other disposition of shares of Equity Stock or the sale, transfer, assignment or other disposition of any securities or rights convertible into or exchangeable for shares of Equity Stock.

                                  "Ownership Limit" shall mean, with respect to
                          the Common Stock, 9.9% of the number of outstanding shares of Common Stock and, with respect to any series of Preferred Stock, 9.9% of the number of outstanding shares of such series of Preferred Stock.

                                  "Partnership" shall mean Equity Inns
                          Partnership, L.P., a Tennessee limited partnership.

                                  "Partnership Agreement" shall mean the
                          agreement of limited partnership of the Partnership, as amended and restated.

                                  "Permitted Transferee" shall mean any Person
                          designated as a Permitted Transferee in accordance with the provisions of Section 14(b)(5) hereof.

                                  "Person" shall mean an individual,
                          corporation, partnership, estate, trust, a portion of a trust permanently set aside for or to be used exclusively for the purposes described





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

                          in Section 642(c) of the Code, association, private foundation within the meaning of Section 509(a) of the Code, joint stock company or other entity and also includes two or more persons acting as a partnership, limited partnership, syndicate of other group for the purpose of acquiring, holding, or disposing of the Corporation's securities, in accordance with Section 13(d)(3) of the Securities Exchange Act of 1934, as amended.

                                  "Prohibited Owner" shall mean, with respect
                          to any purported Transfer or Non-Transfer Event, any Person who, but for the provisions of Section 14(a)(3) hereof, would own record title to shares of Equity Stock.

                                  "REIT" shall mean a real estate investment
                          trust under Section 856 of the Code.

                                  "Restriction Termination Date" shall mean the
                          day on which the Corporation's REIT status is revoked or otherwise terminated in accordance with Article 13 hereof.

                                  "Shares-in-Trust" shall mean any shares of
                          Equity Stock designated as Shares-in-Trust pursuant to Section 14(a)(3) hereof.

                                  "Trading Day" shall mean a day on which the
                          principal national securities exchange on which the shares of Equity Stock are listed or admitted to trading is open for the transaction of business or, if the shares of Equity Stock are not listed or admitted to trading on any national securities exchange, shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the State of New York are authorized or obligated by law or executive order to close.

                                  "Transfer" shall mean any sale, transfer,
                          gift, assignment, devise or other disposition of shares of Equity Stock, whether voluntary or involuntary, whether of record, constructively or beneficially and whether by operation of law or otherwise.

                                  "Trust" shall mean any separate trust created
                          pursuant to Section 14(a)(3) hereof and administered in accordance with the terms of Section 14(b) hereof, for the exclusive benefit of any Beneficiary.

                                  "Trustee" shall mean any Person or entity
                          unaffiliated with both the Corporation and any Prohibited Owner, such Trustee to be designated by the Corporation to act as trustee of any Trust, or any successor trustee thereof.





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                          (2)     Restriction on Transfers.

                                  (A)      Except as provided in Section
                          14(a)(7) hereof, prior to the Restriction Termination Date, (i) no Person shall Beneficially Own or Constructively Own outstanding shares of Equity Stock in excess of the Ownership Limit and (ii) any Transfer that, if effective, would result in any Person Beneficially Owning or Constructively Owning shares of Equity Stock in excess of the Ownership Limit shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would be otherwise Beneficially Owned or Constructively Owned by such Person in excess of the Ownership Limit, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                                  (B)      Except as provided in Section
                          14(a)(7) hereof, prior to the Restriction Termination Date, any Transfer that, if effective, would result in shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution) shall be void ab initio as to the Transfer of that number of shares which would be otherwise beneficially owned (determined without reference to any rules of attribution) by the transferee, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                                  (C) Prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to be "closely held" within the meaning of Section 856(h) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                                  (D) Prior to the Restriction Termination Date, any Transfer of shares of Equity Stock that, if effective, would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or any direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, shall be void ab initio as to the Transfer of that number of shares of Equity Stock which would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or any direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, and the intended transferee shall acquire no rights in such excess shares of Equity Stock.

                          (3)     Transfer to Trust.

                                  (A)      If, notwithstanding the other
                          provisions contained in this Section 14(a), at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event such that any Person would either Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, then (i) except as otherwise provided in Section 14(a)(7) hereof, the purported transferee shall acquire no right or interest (or, in the case of a Non-Transfer Event, the Person holding record title to the shares of Equity Stock Beneficially Owned or Constructively Owned by such Beneficial Owner or Constructive Owner, shall cease to own any right or interest) in such number of shares of Equity Stock which would cause such Beneficial Owner or Constructive Owner to Beneficially Own or Constructively Own shares of Equity Stock in excess of the Ownership Limit, (ii) such number of shares of Equity Stock in excess of the Ownership Limit (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 14(b) hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that
                          Section 14(b), and (iii) the





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                          Prohibited Owner shall submit such number of shares
                          of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                                  (B)      If, notwithstanding the other
                          provisions contained in this Section 14(a), at any time prior to the Restriction Termination Date, there is a purported Transfer or Non-Transfer Event that, if effective, would (i) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (ii) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (iii) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or any direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, then (x) the purported transferee shall not acquire any right or interest (or, in the case of a Non-Transfer Event, the person holding record title of the shares of Equity Stock with respect to which such Non-Transfer Event occurred, shall cease to own any right or interest) in such number of shares of Equity Stock, the ownership of which by such purported transferee or record holder would (A) result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (B) result in the Corporation being "closely held" within the meaning of Section 856(h) of the Code, or (C) cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or a direct or indirect subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code, (y) such number of shares of Equity Stock (rounded up to the nearest whole share) shall be designated Shares-in-Trust and, in accordance with the provisions of Section 14(b) hereof, transferred automatically and by operation of law to a Trust to be held in accordance with that Section 14(b), and
                          (z) the Prohibited Owner shall submit such number of shares of Equity Stock to the Corporation for registration in the name of the Trustee. Such transfer to a Trust and the designation of shares as Shares-in-Trust shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event, as the case may be.

                                  (4)      Remedies For Breach.  If the
                          Corporation, or its designees, shall at any time determine in good faith that a Transfer has taken place in violation of Section 14(a)(2) hereof or that a Person intends to acquire or has attempted to acquire Beneficial Ownership or Constructive Ownership of any shares of Equity Stock in violation of Section 14(a)(2) hereof, the Corporation shall take such action as it deems advisable to refuse to give effect to or to prevent such Transfer or acquisition, including, but not limited to, refusing to give effect to such Transfer on the books of the Corporation or instituting proceedings to enjoin such Transfer or acquisition.

                                  (5)      Notice of Restricted Transfer.  Any
                          Person who acquires or attempts to acquire shares of Equity Stock in violation of Section 14(a)(2) hereof, or any Person who owned shares of Equity Stock that were transferred to the Trust pursuant to the provisions of Section 14(a)(3) hereof, shall immediately give written notice to the Corporation of such event and shall provide to the Corporation such other information as the Corporation may request in order to determine the effect, if any, of such Transfer or Non-Transfer Event, as the case may be, on the Corporation's status as a REIT.

                                  (6)      Owners Required To Provide
                          Information.  Prior to the Restriction Termination
                          Date:





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                                        (A)     Every Beneficial Owner or
                                  Constructive Owner of more than 5%, or such lower percentages as required pursuant to the Treasury regulations under the Code, of the outstanding shares of Equity Stock of the Corporation shall, within 30 days after January 1 of each year, provide to the Corporation a written statement or affidavit stating the name and address of such Beneficial Owner or Constructive Owner, the number of shares of Equity Stock Beneficially Owned or Constructively Owned, and a description of how such shares are held.
                                  Each such Beneficial Owner or Constructive
                                  Owner shall provide to the Corporation such additional information as the Corporation may request in order to determine the effect, if any, of such Beneficial Ownership or Constructive Ownership on the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                                        (B)     Each Person who is a Beneficial
                                  Owner or Constructive Owner of shares of Equity Stock and each Person (including the stockholder of record) who is holding shares of Equity Stock for a Beneficial Owner or Constructive Owner shall provide to the Corporation a written statement or affidavit stating such information as the Corporation may request in order to determine the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                                  (7)      Exception.  The Ownership Limit
                          shall not apply to the acquisition of shares of Equity Stock by an underwriter that participates in a public offering of such shares for a period of 90 days following the purchase by such underwriter of such shares provided that the restrictions contained in Section 14(a)(2) hereof will not be violated following the distribution by such underwriter of such shares. In addition, the Board of Directors, upon receipt of a ruling from the Internal Revenue Service or an opinion of counsel in each case to the effect that the restrictions contained in Section 14(a)(2)(B), Section 14(a)(2)(C), and/or Section 14(a)(2)(D) hereof will not be violated, may exempt a Person from the Ownership Limit provided that (i) the Board of Directors obtains such representations and undertakings from such Person as are reasonably necessary to ascertain that no individual's Beneficial Ownership or Constructive Ownership of shares of Equity Stock will violate the Ownership Limit and (ii) such Person agrees in writing that any violation or attempted violation will result in a transfer to the Trust of the shares of Equity Stock pursuant to Section 14(a)(3) hereof.

                                  (8)      New York Stock Exchange
                          Transactions. Notwithstanding any provision contained herein to the contrary, nothing in this Charter shall preclude the settlement of any transaction entered into through the facilities of the New York Stock Exchange.



                                  (b)      Shares-in-Trust.

                                        (1)     Trust.  Any shares of Equity
                                  Stock transferred to a Trust and designated
                                  Shares-in-Trust pursuant to Section 14(a)(3) hereof shall be held for the exclusive benefit of the Beneficiary. The Corporation shall name a Beneficiary for each Trust within five days after discovery of the existence thereof. Any transfer to a Trust, and subsequent designation of shares of Equity Stock as Shares-in-Trust, pursuant to
                                  Section 14(a)(3) hereof shall be effective as of the close of business on the business day prior to the date of the Transfer or Non-Transfer Event that results in the transfer to the Trust. Shares-in-Trust shall remain issued and outstanding shares of Equity Stock of the Corporation and shall be entitled to the same rights and privileges on identical terms and conditions as are all other issued and outstanding shares of Equity Stock of the same class and series. When transferred to a Permitted Transferee in accordance with the provisions of Section 14(b)(5) hereof, such Shares-in-Trust shall cease to be designated as Shares-in-Trust.

                                        (2)     Dividend Rights.  The Trust, as
                                  record holder of Shares-in-Trust, shall be entitled to receive all dividends and distributions as may be declared by the Board of Directors on such shares of Equity Stock and shall hold such dividends or distributions in trust for the benefit of the Beneficiary. The Prohibited Owner with respect to Shares-in-Trust shall repay to the Trust the amount of any dividends or distributions received by it (i) that are attributable to any shares of Equity Stock designated Shares-in-Trust and (ii) the record date of which was on or after the date that such shares became Shares-in-Trust. The Corporation shall take all measures that it determines reasonably necessary to recover the amount of any such dividend or distribution paid to a Prohibited Owner, including, if necessary, withholding any portion of future dividends or distributions payable on shares of Equity Stock Beneficially Owned or Constructively Owned by the Person who, but for the provisions of
                                  Section 14(a)(3) hereof, would Constructively Own or Beneficially Own the Shares-in-Trust; and, as soon as reasonably practicable following the Corporation's receipt or withholding thereof, shall pay over to the Trust for the benefit of the Beneficiary the dividends so received or withheld, as the case may be.

                                        (3)     Rights Upon Liquidation.  In
                                  the event of any voluntary or involuntary liquidation, dissolution or winding up of, or any distribution of the assets of, the Corporation, each holder of Shares-in-Trust shall be entitled to receive, ratably with each other holder of shares of Equity Stock of the same class or series, that portion of the assets of the Corporation which is available for distribution to the holders of such class and series of shares of Equity Stock. The Trust shall distribute to the Prohibited Owner the amounts received upon such liquidation, dissolution, or winding up, or distribution; provided, however, that the Prohibited Owner shall not be entitled to receive amounts pursuant to this Section 14(b)(3) in excess of, in the case of a purported Transfer in which the Prohibited Owner gave value for shares of Equity Stock and which Transfer resulted in the transfer of the shares to the Trust, the price per share, if any, such Prohibited Owner paid for the shares of Equity Stock and, in the case of a Non-Transfer Event or Transfer in which the Prohibited Owner did not give value for such shares (e.g., if the shares were received through a gift or devise) and which Non-Transfer Event or Transfer, as the case may be, resulted in the transfer of shares to the Trust, the price per share equal to the Market Price on the date of such Non-Transfer Event or Transfer. Any remaining amount in such Trust shall be distributed to the Beneficiary.

                                        (4)     Voting Rights.  The Trustee
                                  shall be entitled to vote all Shares-in-
                                  Trust. Any vote by a Prohibited Owner as a holder of shares of Equity Stock prior to the discovery by the Corporation that the shares of Equity Stock are Shares-in-Trust shall, subject to applicable law, be rescinded and shall be void ab initio with respect to such Shares-in-Trust. The Prohibited Owner shall be deemed to have given, as of the close of business on the business day prior to the date of the purported Transfer or Non-Transfer Event that results in the transfer to the Trust of shares of Equity Stock under Section 14(a)(3) hereof, an

                                      A-7
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                                  irrevocable proxy to the Trustee to vote the
                                  Shares-in-Trust in the manner in which the Trustee, in its sole and absolute discretion, desires.

                                        (5)     Designation of Permitted
                                  Transferee.  The Trustee shall have the
                                  exclusive and absolute right to designate a Permitted Transferee of any and all Shares-in-Trust. In an orderly fashion so as not to materially adversely affect the Market Price of the Shares-in-Trust, the Trustee shall designate any Person as Permitted Transferee, provided, however, that (i) the Permitted Transferee so designated purchases for valuable consideration (whether in a public or private sale), at a price as set forth in Section 14(b)(7) hereof, the Shares-in-Trust and (ii) the Permitted Transferee so designated may acquire such Shares-in-Trust without such acquisition resulting int in accordance with Section 14(b)(5) hereof. Any amounts received by the Trustee in respect of such Shares-in-Trust and in excess of such amounts to be paid the Prohibited Owner pursuant to this Section 14(b)(6) shall be distributed to the Beneficiary in accordance with the provisions of Section 14(b)(5) hereof. Each Beneficiary and Prohibited Owner waive any and all claims that they may have against the Trustee and the Trust arising out of the disposition of Shares-in-Trust, except for claims arising out of the gross negligence or willful misconduct of, or any failure to make payments in accordance with this Section 14(b) by such Trustee or the Corporation.

                                        (7)     Purchase Right in
                                  Shares-in-Trust. Shares-in-Trust shall be deemed to have been offered for sale to the Corporation, or its designee, at a price per share equal to the lesser of (i) the price per share in the transaction that created such Shares-in-Trust (or, in the case of a devise, gift or Non-Transfer Event, the Market Price at the time of such devise, gift or Non-Transfer Event) and (ii) the Market Price on the date the Corporation, or its designee, accepts such offer. The Corporation shall have the right to accept such offer for a period of ninety days after the later of (i) the date of the Non-Transfer Event or purported Transfer which resulted in the creation of such Shares-in-Trust and (ii) the date the Corporation determines in good faith that a Transfer or Non-Transfer Event resulting in Shares-in-Trust has occurred, if the Corporation does not receive a notice of such Transfer or Non-Transfer Event pursuant to Section 14(a)(5) hereof.

                                  (c)      Remedies Not Limited.  Nothing
                                  contained in this Article 14 shall limit the authority of the Corporation to take such other action as it deems necessary or advisable to protect the Corporation and the interests of its shareholders by preservation of the Corporation's status as a REIT and to ensure compliance with the Ownership Limit.

                                  (d)      Ambiguity.  In the case of an
                                  ambiguity in the application of any of the provisions of this Article 14, including any definition contained in Section 14(a)(1) hereof, the Board of Directors shall have the power to determine the application of the provisions of this Article 14 with respect to any situation based on the facts known to it.

                                  (e) Legend. Each certificate for shares of Equity Stock shall bear the following legend:

                                        "The shares of [Common or Preferred]
                                  Stock represented by this certificate are subject to restrictions on transfer for the purpose of the Corporation's maintenance of its status as a real estate investment trust under the





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                                  Internal Revenue Code of 1986, as amended
                                  (the "Code"). No Person may (i) Beneficially Own or Constructively Own shares of Common Stock in excess of 9.9% of the number of outstanding shares of Common Stock, (ii) Beneficially Own or Constructively Own shares of any series of Preferred Stock in excess of 9.9% of the number of outstanding shares of such series of Preferred Stock, (iii) beneficially own shares of Equity Stock that would result in the shares of Equity Stock being beneficially owned by fewer than 100 Persons (determined without reference to any rules of attribution), (iv) Beneficially Own shares of Equity Stock that would result in the Corporation being "closely held" under
                                  Section 856(h) of the Code, or (v)
                                  Constructively Own shares of Equity Stock that would cause the Corporation to Constructively Own 10% or more of the ownership interests in a tenant of the real property of the Corporation, the Partnership, or a subsidiary of the Corporation or the Partnership, within the meaning of Section 856(d)(2)(B) of the Code. Any Person who attempts to Beneficially Own or Constructively Own shares of Equity Stock in excess of the above limitations must immediately notify the Corporation in writing. If the restrictions above are violated, the shares of Equity Stock represented hereby will be transferred automatically and by operation of law to a Trust and shall be designated Shares-in-Trust. All capitalized terms in this legend have the meanings defined in the Corporation's Second Amended and Restated Charter of the Corporation, as the same may be further amended from time to time, a copy of which, including the restrictions on transfer, will be sent without charge to each shareholder who so requests."

                                  (f)      Severability.  If any provision of
                                  this Article 14 or any application of any such provision is determined to be invalid by any federal or state court having jurisdiction over the issues, the validity of the remaining provisions shall not be affected and other applications of such provision shall be affected only to the extent necessary to comply with the determination of such court.

         (2)  By redesignating Section (i) of Article 14 as Section (g); and

         (3)  By deleting in its entirety Section (j) of Article 14.





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